                                                                     Exhibit 1.1







                        [FORM OF UNDERWRITING AGREEMENT]




               [INSERT PRINCIPAL AMOUNT OR NUMBER OF SECURITIES]




                           LAMAR ADVERTISING COMPANY



                          [INSERT TITLE OF SECURITIES]





                             UNDERWRITING AGREEMENT

                            DATED __________ __, ____

                             UNDERWRITING AGREEMENT





                                                                   [Insert date]

                                                           ----------- --, ----

[Insert Name and Address of Underwriter(s)]

Ladies and Gentlemen:

[If shares of capital stock will be issued, the first introductory paragraph will be inserted. If debt securities will be issued, the second introductory paragraph will be used.]

        [Lamar Advertising Company, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter(s)") an aggregate of {___} shares (the "Securities") of its {insert class of capital stock}, par value $____ per share (the "{insert class of capital stock}"). {If the Underwriter(s) will be granted an over-allotment option to purchase additional Securities, then the following provision will be inserted and the defined term "Securities" above will be changed to "Firm Securities".} {In addition, the Company has granted to the Underwriter(s) an option to purchase up to an additional {___} shares (the "Option Securities") of {insert class of capital stock}, as provided in Section
2. The Firm Securities and, if and to the extent such option is exercised, the Option Securities, are collectively called the "Securities."}]

        [Lamar Advertising Company, a Delaware corporation (the "Company"), proposes to issue and sell to you (the "Underwriter(s)") $_________ aggregate principal amount of its {insert full title of security} (the "Securities") to be issued pursuant to an indenture to be dated as of {insert date} (the "Indenture") {between} {among} the Company {if the securities will be guaranteed, then the following phrase will be inserted-"certain subsidiaries of the Company as guarantors (the "Guarantors")"} and {name of financial institution}, as trustee (the "Trustee"). {If the Underwriters will be granted an over-allotment option to purchase additional securities, then the following provision will be inserted and the defined term "Securities" above will be changed to "Firm Securities"}. {In addition, the Company has granted to the Underwriter(s) an option to purchase up to $_____________ additional aggregate principal amount of Securities (the "Option Securities") to be issued pursuant to the Indenture, as provided in Section 2. The Firm Securities, and if and to the extent such option is exercised, the Option Securities, are collectively called the "Securities".} {If the Securities will be guaranteed, then the following provision will be inserted- "Payment of the principal, interest and premium, if any, on the Securities shall be guaranteed on a senior, subordinated basis by each of the Guarantors as provided and to the extent set forth in the Indenture (the "Guarantees"). All references herein to the Securities include the Guarantees. The Company and the Guarantors are collectively called the "Registrants"}].

        In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

        SECTION 1.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants as follows:

        (a) A registration statement on Form S-3 (File No. 333-48288) (the "2000 Registration Statement") and a registration statement on Form S-3 (File No. 333-file number of 2003 Registration Statement will be inserted) (the "2003 Registration Statement") with respect to, among other securities, the Securities [if the Securities are convertible, the following will be inserted-"and the shares of {insert title of underlying securities} issuable upon exercise or conversion of the Securities (the "Underlying Securities")], have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") and have become effective. On the effective date of each such registration statement, such registration statement conformed in all material respects with the requirements of the Act, [if debt securities will be issued-", Trust Indenture Act of 1939, as amended (the "Trust Indenture Act")" will be inserted], and the Rules and Regulations of the Commission (the "Rules and Regulations"). Copies of the 2003 Registration Statement, including the prospectus contained therein but excluding exhibits to such registration statement other than those documents incorporated by reference in such prospectus, as finally amended and revised, have heretofore been delivered by the Company to the Underwriter(s). The 1998 and 2003 Registration Statements, including any documents incorporated therein by reference and any exhibits, financial statements and schedules thereto, are herein collectively referred to as the "Registration Statements". No post-effective amendments to the Registration Statements have been filed as of the date of this Agreement, except that the 2003 Registration Statement constitutes a post-effective amendment of the 2000 Registration Statement. The form of prospectus dated [date of prospectus included in 2003 Registration Statement will be inserted], 2003 included in the 2003 Registration Statement, as supplemented by the prospectus supplement, dated the date of this Agreement, relating to the offering of the Securities and to be filed by the Company with the Commission pursuant to Rule 424(b), is herein referred to as the "Prospectus." Any reference herein to the Registration Statements or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any supplements relating to the Securities being issued and sold pursuant hereto filed with the Commission under Rule 424(b), in each case, subsequent to the date hereof and prior to the termination of the offering of the Securities by the Underwriter(s).

        (b) Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as a whole (any such change is called a "Material Adverse Change"); (ii) the Company and its subsidiaries, considered as a whole, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

        (c) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the 2003 Registration Statement; the subsidiaries listed on Schedule I hereto (the "Subsidiaries") are the only subsidiaries of the Company; each Subsidiary has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, with corporate, partnership or other organizational power and authority to own or lease its properties and conduct its business as described in the 2003 Registration Statement, except where the failure so to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. The Company and each Subsidiary is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Change; the outstanding shares of capital stock or other equity interest of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable; and, except as indicated on Schedule I hereto, all of the shares of capital stock of the Subsidiaries are owned by the Company, directly or indirectly through another Subsidiary, free and clear of all liens, encumbrances and security interests (other than as described in the 2003 Registration Statement) other than those that would not reasonably be expected individually or in the aggregate to materially impair the value of such shares, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding. Except for the Subsidiaries and investments in securities as described in the 2003 Registration Statement, the Company has no equity or other interest in, or right to acquire an equity or other interest in, any corporation, partnership, trust or other entity.

 [If equity securities will be issued, the first paragraph (1)(d) below will be inserted. If debt securities will be issued, then the second paragraph (1)(d)
                            below will be inserted]

        [(d) The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Securities or the issue and sale thereof.]

        [(d) (i) The Indenture has been duly qualified under the Trust Indenture Act. The execution and delivery of, and the performance by the {Company of its} {or, if the Securities will be guaranteed, Registrants of their} obligations under the Indenture have been duly and validly authorized by the {the Company} {or, if the Securities will be guaranteed, the Registrants}, and the Indenture has been duly executed and delivered by {the Company} {or, if the Securities will be guaranteed-the Registrants} and constitutes the valid and binding agreement of {the Company} {or, if the Securities will be guaranteed-the Registrants}, enforceable against {the Company} {each of the Registrants} in accordance with its terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.

               (ii) The Securities have been duly authorized by the Company, and when the Securities are executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Indenture and will constitute valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, except (i) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.]

[If guaranteed debt securities will be issued, then the following provision will be inserted as paragraph 1(d)(iii)]

               (iii) The Guarantees have been duly authorized and validly issued by each of the Guarantors, and when the Securities are executed and authenticated in accordance with the Indenture and delivered to the Underwriter(s) against payment therefor in accordance with the terms of this Agreement, the Securities will be entitled to the benefit of the Guarantees, and the Guarantees will constitute valid and binding agreements of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms set forth in the Indenture, except (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.

[If convertible securities are being issued, then the following provision will be inserted at the end of paragraph 1(d)]

               [When the Securities are delivered and paid for pursuant to this Agreement on the Closing Date or Option Closing Date (each as defined in Section
2), such Securities will be convertible into the Underlying Securities in accordance with the terms of such Securities {if convertible debt will be issued- "and the Indenture" will be added]; the Underlying Securities initially issuable upon exercise or conversion of such Securities have been duly authorized and reserved for issuance and upon such exercise or conversion and, when issued upon such exercise or conversion, will be validly issued, fully paid and non-assessable; the outstanding Underlying Shares have been duly authorized and validly issued, are fully-paid and non-assessable and conform to the description thereof contained in the Prospectus; and no preemptive rights of stockholders exist with respect to such convertible Securities or the Underlying Securities].

        (e) The Securities conform with the statements concerning them in the Prospectus.

        (f) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Securities nor, to the Company's knowledge, instituted proceedings for that purpose. The Registration Statements contain and the Prospectus and any amendments or supplements thereto will contain all statements that are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. The documents incorporated by reference in the Prospectus, at the time they were filed or will be filed with the Commission, conformed or will conform at the time of filing, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") [if debt securities will be issued-", the Trust Indenture Act" will be inserted] or the Act, as applicable, and the Rules and Regulations of the Commission thereunder. Neither of the Registration Statements, as of its effective date, nor the Prospectus nor any supplement thereto, as of the date it is filed with the Commission, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statements or the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Underwriter(s), for use in the preparation thereof [if debt securities will be issued, then the following will be inserted- ; and provided, further, that the Company makes no representations or warranties as to that part of the Registration Statements that constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee].

        (g) The consolidated financial statements of the Company and its subsidiaries, together with related notes and schedules, as incorporated by reference in the Prospectus, present fairly the consolidated financial position and the consolidated results of operations of the Company and its subsidiaries at the indicated dates and for the indicated periods. All such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein. The summary and selected financial and statistical data included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with the financial statements presented therein. [If other financial statements are incorporated by reference into the Registration Statements, additional representations and warranties as to such financial statements will be added.]

        (h) There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries before any court or administrative agency or by any regulatory authority that may reasonably be expected to result in a Material Adverse Change.

        (i) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the 2003 Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the 2003 Registration Statement) or that are not material in amount. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the 2003 Registration Statement, with such exceptions as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change or materially impair the value of such leasehold estate to the Company or such Subsidiary.

        (j) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns that have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith, except for such failure to file or defaults in payment of a character that would not reasonably be expected to result in a Material Adverse Change.

        (k) Neither the Company nor any of the Subsidiaries is, nor with the giving of notice, lapse of time or both, will be, in default under (i) its certificate of incorporation or by-laws or (ii) any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and, in the case of (ii) which default would reasonably be expected to result in a Material Adverse Change. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the charter or by-laws of the Company or the Subsidiaries or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction which conflict, breach or default would reasonably be expected to result in a Material Adverse Change.

        (l) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Securities for public offering by the Underwriter(s) under State securities or Blue Sky laws) has been obtained or made and is in full force and effect.

        (m) The Company and each of the Subsidiaries hold all material licenses, consents, authorizations, approvals, orders, certificates and permits (collectively, "Licenses") of and from, all federal, state, local, foreign and other governmental authorities, all self-regulatory organizations in each case as required for the conduct of the business in which it is engaged, and each such License is in full force and effect, except to the extent that the failure to obtain or maintain any such License would not reasonably be expected to result in a Material Adverse Change.

        (n) The Company and the Subsidiaries are in compliance with all applicable federal, state, foreign and local laws and regulations relating to
(i) zoning, land use, protection of the environment, human health and safety or hazardous or toxic substances, wastes, pollutants or contaminants and (ii) employee or occupational safety, discrimination in hiring, promotion or pay of employees, employee hours and wages or employee benefits, except where such noncompliance would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Change.

        (o) KPMG LLP, who have certified the financial statements of the Company filed with the Commission as part of, or incorporated by reference in, the Registration Statements, are independent public accountants as required by the Act and the Rules and Regulations.

        (p) The Company has never been, is not now, and immediately after the sale of the Securities under this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        (q) The Securities of the Company to be sold under this Agreement have been approved for listing on the [Nasdaq Stock Market] [_______ Stock Exchange] subject to official notice of issuance.

  [If guaranteed debt securities will be issued, then the following provision will be added:

        (r) None of the Registrants is, nor will any of them be, after giving effect to the issuance of the Securities and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby including without limitation the issuance of the Guarantees
(i) insolvent, (ii) left with unreasonably small capital with which to engage in its anticipated businesses or (iii) incurring debts beyond its ability to pay such debts as they mature.]

        SECTION 2.    PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

        (a) The Securities. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company agrees to issue and sell to the Underwriter(s), and the Underwriter(s), severally and not jointly, agree to purchase from the Company, the Securities [set forth opposite the name of such Underwriter of
Schedule III hereto.]. [If capital stock will be issued and sold, then the following will be inserted-The purchase price per share to be paid by the Underwriter(s) to the Company shall be $___ per share.] [If debt securities will be issued, the following will be inserted-"The purchase price per unit Security shall be ___% of the principal amount thereof."]

        (b) The Closing Date. Delivery of certificates for the Securities to be purchased by the Underwriter(s) and payment therefor shall be made at the offices of the Underwriter(s), _____________________ (or such other place as may be agreed to by the Company and the Underwriter(s)) at ____ a.m. ___________ time, on __________ __, ____ or such other time and date not later than ____ a.m. ____________ time, on ________ __, ____ as the Underwriter(s) shall designate by notice to the Company (the time and date of such closing are called the "Closing Date").

[If the Underwriter(s) will be granted an over-allotment option to purchase additional Securities, then the references to "Securities" in paragraphs 2(a) and 2(b) above will be changed to "Firm Securities" and the following provision will be added as paragraph (c).]

        [(c) The Option Securities; the Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the Underwriter(s) to purchase up to [If capital stock will be issued and sold, then the following will be inserted-"an aggregate of [___] shares of Option Securities"] [If debt securities will be issued, then the following will be inserted-"$___________ aggregate additional principal amount of Option Securities"] from the Company at the per Security purchase price to be paid by the Underwriter(s) for the Firm Securities. The option granted hereunder is for use by the Underwriter(s) solely in covering any over-allotments in connection with the sale and distribution of the Firm Securities. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Underwriter(s) to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Once given in writing, such notice shall be irrevocable. Such notice shall set forth
(i) the aggregate number or amount of Option Securities as to which the Underwriter(s) are exercising the option, (ii) the names and denominations in which the certificates for the Option Securities are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term "Closing Date" shall refer to the time and date of delivery of certificates for the Firm Securities and the Option Securities). Such time and date of delivery, if subsequent to the Closing Date, is called the "Option Closing Date" and shall be determined by the

Underwriter(s) and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise, except that if such time and date of delivery are to occur simultaneously with the Closing Date, the Underwriter(s) shall give the Company at least one business day's notice thereof.]

        (d)[e] Payment for the Securities. Payment for the Securities shall be made at the Closing Date (and, if applicable, at the Option Closing Date) by wire transfer of immediately available funds to the order of the Company.

        (e)[f] Delivery of the Securities. The Company shall deliver, or cause to be delivered, to the Underwriter(s) for the account of the Underwriter(s) certificates for the Firm Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. [If the Underwriter(s) will be granted an over-allotment option, then the following will be inserted-"The Company shall also deliver, or cause to be delivered, to the Underwriter(s) for the account(s) of the Underwriter(s), certificates for the Option Securities that the Underwriter(s) have agreed to purchase at the Closing Date or the Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor."] The [if capital stock will be issued, the following will be inserted-"certificates for the"] Securities shall be in definitive [if debt securities will be issued, then the following will be inserted-"fully registered"] form and registered in such names and denominations as the Underwriter(s) shall have requested at least two full business days prior to the Closing Date (or the Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the Closing Date (or the Option Closing Date, as the case may be) at a location in New York City as the Underwriter(s) may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter(s).

[If "book entry" debt securities will be issued, then the immediately preceding paragraph will be replaced with the following paragraph:

               "The Company shall deliver, or cause to be delivered for the account(s) of the Underwriter(s) the Securities being purchased on the Closing Date in the form of one or more permanent global Securities in definitive form registered in the name of Cede & Co., as custodian for The Depository Trust Company, as Depository ("DTC"), against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. [If the Underwriter(s) will be granted an over-allotment option, then the following provision will be inserted-"The Company shall also deliver, or cause to be delivered, for the account(s) of the Underwriter(s), the Securities being purchased on the Option Closing Date in the form of one or more permanent global Securities registered in the name of DTC, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Interests in global Securities will be held only in book-entry form through DTC, except in limited circumstances described in the Prospectus."].

        SECTION 3.    PUBLIC OFFERING OF THE SECURITIES.

        The Underwriter(s) hereby advise the Company that the Underwriter(s) intend to offer the Securities for sale as described in the Prospectus as soon after this Agreement has been executed as the Underwriter(s), in their sole judgment, have determined is advisable and practicable.

        SECTION 4.    COVENANTS OF THE COMPANY.

        The Company covenants and agrees with the Underwriter(s) that:

               (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a supplementary prospectus setting forth such other information and the terms of the offering contemplated by Section 2 hereof, (ii) not file, prior to the termination of the offering of the Securities by the Underwriter(s), any amendment to the Registration Statements or supplement to the Prospectus or document incorporated by reference therein of which the Underwriter(s) shall not previously have been advised and furnished with a copy or to which the Underwriter(s) shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriter(s).

               (b) The Company will advise the Underwriter(s) promptly of any request of the Commission for amendment of either Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of either Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use all reasonable efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

               (c) The Company will deliver to, or upon the order of, the Underwriter(s) during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter(s) may reasonably request; provided, however, that if the Underwriter(s) are required to deliver a prospectus in connection with sales of any shares at any time nine months or more after the date of this Agreement, upon the Underwriter(s)' request, but at the expense of the Underwriter(s), the Company will prepare and deliver to the Underwriter(s) such copies of an amended and supplemented Prospectus as you may reasonably request.

               (d) If, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriter(s), it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company promptly will, at its election, either (i) prepare and file with the Commission an appropriate amendment to the Registration Statements or supplement to the Prospectus or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act that shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.

               (e) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the 2003 Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the 2003 Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

               (f) The Company will, for a period of five years from the Closing Date, deliver to the Underwriter(s) copies of annual reports and copies of all other documents, reports and information furnished by the Company to its stockholders or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Exchange Act.

[If Class A Common Stock will be issued, then the following provision may be inserted if considered necessary.]

               [(g) No offering, sale or other disposition of any Class A Common Stock of the Company or any other securities convertible or exchangeable or exercisable for Class A Common Stock or derivatives of Class A Common Stock, will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Underwriter(s) except that the Company may, without such consent,
(i) issue shares of Class A Common Stock in connection with the pending acquisitions or otherwise as consideration for the acquisition of additional outdoor advertising or logo sign assets, provided that the persons receiving such shares agree not to distribute such shares during the period of 90 days following the date of this Agreement and (ii) issue shares upon the exercise of options outstanding on the date of this Agreement or otherwise pursuant to the Company's 1996 Equity Incentive Plan or any substitute plan]

        SECTION 5.    COSTS AND EXPENSES.

        The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter(s) copies of the 2003 Registration Statement, the Prospectus and this Agreement; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by the NASD of the terms of the sale of the Securities; and the fees and expenses incurred with respect to the listing of the Securities on [the Nasdaq Stock Market] [or, if applicable- the ___________ Stock Exchange]. The Company shall not, however, be required to pay for any of the Underwriter(s)' expenses except that, if this Agreement shall not be consummated because the conditions in
Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter(s) pursuant to Section 11(a)(iv) or 11(a)(vi) hereof, or by reason of any failure, refusal or inability on the part of the Company to deliver the Securities (unless such failure to is due to the default or omission of the Underwriter(s)), then the Company shall reimburse the Underwriter(s) for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Securities or in contemplation of performing its obligations hereunder; but the Company shall in no event be liable to the Underwriter(s) for damages on account of loss of anticipated profits from, or related to, the sale by it of the Securities.

        SECTION 6.    CONDITIONS OF OBLIGATIONS OF THE UNDERWRITER(s).

        The obligations of the Underwriter(s) to purchase the [Firm] Securities on the Closing Date [and the Option Securities, if any, on the Option Closing Date] are subject to the accuracy in all material respects, as of the Closing Date [or the Option Closing Date, as the case may be,] of the representations and warranties of the Company contained herein, and to the performance by the Company in all material respects, of its covenants and obligations hereunder and to the following additional conditions:

        (a) The Registration Statements and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424, and any request of the Commission for additional information (to be included in the Registration Statements or otherwise) shall have been disclosed to the Underwriter(s) and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of either Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission.

        (b) (i) The Underwriter(s) shall have received on the Closing Date [or the Option Closing Date, as the case may be,] the opinion of Palmer & Dodge LLP, counsel for the Company, dated the Closing Date [or the Option Closing Date, as the case may be,] addressed to the Underwriter(s) to the effect that:

               (A) The Company is validly existing as a corporation in good standing under the laws of the state of its incorporation, with corporate power and authority to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

               [If capital stock will be issued, then paragraph 6(b)(i)(B) and the first paragraph 6(b)(i)(C) below will be inserted.]

               [(B) The Securities conform in all material respects to the description thereof contained in the Prospectus; and the certificates for the Securities are in due and proper form.

               (C) The Securities to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no statutory preemptive rights of stockholders or, to the best of such counsel's knowledge, any other preemptive rights exist with respect to any of the Securities or the issue and sale thereof.]

                [If convertible securities will be issued, then the following provision will be added to paragraph 6(b)(i)(C).]

               ["The convertible Securities delivered on the Closing Date {or the Option Closing Date, as the case may be,} are convertible into the Underlying Shares of the Company in accordance with-{if convertible preferred stock, insert-"their terms"}-{if convertible debt, insert-"the terms of the Indenture"}; the Underlying Shares initially issuable upon conversion of such Securities have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and non-assessable; the outstanding Underlying Shares have been authorized and validly issued, are fully paid and non-assessable and conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities or the Underlying Shares;]

               (D) The Registration Statements have become effective under the Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

               (E) The Registration Statements, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder in effect as of the time of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

               (F) Each document incorporated by reference in the Registration Statements, the Prospectus and each amendment or supplement thereto filed with the Commission on or prior to the date of such opinion complied as to form at the time of such filing in all material respects with the applicable requirements (if any) of the Exchange Act and the applicable rules and regulations thereunder in effect as of the date of such filing (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included therein).

               (G) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, do not and will not violate the Certificate of Incorporation or By-Laws of the Company, or result in a breach of any of the terms or provisions of, or constitute a default under, any document [a reference to documents listed on a attached exhibit or a reference to the Company's filed agreements will be inserted here], and which conflict, breach or default could reasonably be expected to result in a Material Adverse Change.

               (H) This Agreement has been duly authorized, executed and delivered by the Company.

               (I) Except for approvals, consents, orders, authorizations, designations, declarations or filings which have been waived, or which have been obtained or made, no approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement [if debt securities will be issued, then the phrase "and the Indenture" will be inserted] and the consummation by the Company of the transactions herein [if debt securities will be issued, then the phrase "or therein" will be inserted] contemplated (other than as may be required by the NASD or as required by State securities and Blue Sky laws as to which such counsel need express no opinion).

               (J) The Company is not, and will not become as a result of the consummation of the transactions contemplated by this Agreement, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and has not been an "investment company" at any time since 1989.

                [If debt securities will be issued, the following paragraphs will be inserted as paragraphs 6(b)(i)(K) through (M)-

               (K)(1) The Indenture has been duly qualified under the Trust Indenture Act; (2) the Company has the corporate power and authority to enter into the Indenture and to issue and sell the Securities; (3) the Indenture has been duly authorized, executed and delivered by the Company; (4) the Securities have been duly authorized and when issued and executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriter(s) in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture; and (5) the Indenture and the Securities constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms except that (I) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (II) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought; and (III) provisions requiring the payment of default fees, redemption premiums, default interest and other set payments may not be enforceable to the extent a court might determine that such amounts constitute an alleged penalty;

               (L) The Securities and the Indenture and, if applicable, the Guarantees conform in all material respects to the descriptions thereof contained in the Prospectus;

               (M) Neither the issuance, sale or delivery of the Securities, nor the execution, delivery or performance of the Indenture, or compliance by the Company with all provisions of the Indenture, nor consummation by the Company of the transactions contemplated hereby or thereby constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws or other organizational documents of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound and that is an exhibit to the 2003 Registration Statement, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such agreement, indenture, lease or other instrument upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel, to be applicable to the Company, the Subsidiaries or any of their respective properties;

               In rendering such opinion, Palmer & Dodge LLP may rely as to matters governed by laws other than the Delaware General Corporate Law or Federal laws on local counsel in the relevant jurisdictions provided that in each case Palmer & Dodge LLP shall state that they believe that they and the Underwriter(s) are justified in relying on such other counsel and such other counsel's opinion is also delivered to the Underwriter(s). In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) either of the Registration Statements, as of the time it became effective under the Act and as of the Closing Date [or the Option Closing Date, as the case may be,] contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date [or the Option Closing Date, as the case may be,] contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein [if debt securities are being used, then the following will be inserted "or the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee"]). With respect to such statement, Palmer & Dodge LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

               (ii) The Underwriter(s) shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jarman, L.L.P., counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter(s) to the effect that:

               (A) Based upon appropriate certificates of public officials (which shall be furnished to the Underwriter(s) with the opinion), each of the Subsidiaries incorporated or organized as a corporation or partnership has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with corporate, partnership or other organizational power and authority, as the case may be, to own, and hold under lease, its properties and conduct its business as described in the Prospectus.

               (B) Based upon appropriate certificates of public officials (which shall be furnished to the Underwriter(s) with the opinion), the Company is duly qualified to transact business as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing under the laws of each of the jurisdictions in which the conduct of its business requires such qualification, except to the extent that the failure to qualify would not, in the aggregate, reasonably be expected to result in a Material Adverse Change.

               (C) The outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable. To the best knowledge of such counsel, the shares of capital stock of the Subsidiaries are owned by the Company or one of the other Subsidiaries free and clear of all liens, encumbrances and security interests, and except as disclosed in the Registration Statement, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests of the Subsidiaries are outstanding.

               (D) The Company's Class A and Class B Common Stock have been duly authorized; the outstanding shares of its Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

               (E) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference or described in the Prospectus which are not so filed, incorporated by reference or described as required.

               (F) Such counsel knows of no material legal proceedings or regulatory or other claims pending or threatened against the Company or the Subsidiaries of a character required to be reflected in the Prospectus that are not set forth in the Prospectus.

                [If guaranteed debt securities will be issued, then the
                     following additional opinions will be inserted-

               (G) Neither the issuance or sale of the Guarantees, nor the execution, delivery or performance of this Agreement, or the Indenture, nor compliance by the Guarantors with all the provisions of this Agreement or the Indenture, nor consummation by the Guarantors of the transactions contemplated hereby or thereby constitutes or will constitute a violation or breach of, or a default under, the certificate of incorporation or bylaws or other organizational documents of the Guarantors or any agreement, indenture, lease or other instrument to which they are a party or by which any of them or any of their respective properties is bound and that is an exhibit to the 2003 Registration Statement, or will result in the creation or imposition of any lien, charge or encumbrance pursuant to any such agreement, indenture, lease or other instrument upon any property or assets of any of the Guarantors, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel to be applicable to the Guarantors or any of their respective properties;

               (H) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required to be obtained or made by any Guarantor for the valid issuance and sale of the Guarantees pursuant to this Agreement or the Indenture, except where such have been obtained;

               (I) The Guarantees have been duly authorized and validly issued by each of the Guarantors, and when the Securities are executed and authenticated in accordance with the Indenture and delivered to you in accordance with the terms of this Agreement, the Securities will be entitled to the benefits of the Guarantees, and the Guarantees will constitute valid and binding agreements of each of the Guarantors in accordance with their terms set forth in the Indenture except that (1) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought;

               (J) (1) Each of the Guarantors has the corporate or partnership or other organizational power and authority, as the case may be, to enter into this Agreement and to issue its Guarantee as provided herein, and (2) this Agreement has been duly authorized, executed and delivered by each of the Guarantors; and

               (K) (1) Each of the Guarantors has the corporate or partnership or other organizational power and authority, as the case may be, to enter into the Indenture, and (2) the Indenture has been duly authorized, executed and delivered by each of the Guarantors and is a legal, valid and binding agreement of each of the Guarantors, enforceable against each of them in accordance with its terms except that (I) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (II) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought.]

               In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes them to believe that (A) either of the Registration Statements, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).

               (iii) The Underwriter(s) shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of James R. McIlwain, Esquire, general counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriter(s) to the effect that: The statements in the Prospectus under the caption "Risk Factors -- Our operations are significantly impacted by the regulation of outdoor advertising by federal, state and local governments." and statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 under the caption "Business -- Regulation" insofar as such statements constitute a summary of regulatory matters relating to the outdoor advertising industry, fairly describe the regulatory matters relating to such industry. [If this agreement is executed on a date after the Form 10-K for 2002 has been filed, the information to be set forth in this certificate will be updated.]

               In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which causes him to believe that (A) either of the Registration Statements, as of the time it became effective under the Act and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
(B) the Prospectus or any supplement thereto, on the date it was filed pursuant to Rules and Regulations and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made not misleading (except that such counsel need express no view as to financial statements, and the notes thereto, schedules and other financial and statistical information included or incorporated by reference therein).

        (c) The Underwriter(s) shall have received from [name of Underwriter(s)' counsel will be inserted], counsel for the Underwriter(s), an opinion dated the Closing Date [or the Option Closing Date, as the case may be,] in form and substance reasonably satisfactory to you.

        (d) The Underwriter(s) shall have received on the Closing Date [or the Option Closing Date, as the case may be,] a signed letter with respect to the financial statements of the Company and certain financial information relating to the Company included or incorporated by reference in the Prospectus from KPMG LLP, dated the Closing Date [or the Option Closing Date, as the case may be,] which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Underwriter(s) on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than three days prior to the Closing Date [or the Option Closing Date, as the case may be,] which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date [or the Option Closing Date, as the case may be]. Such letter shall be in form and substance reasonably satisfactory to the Underwriter(s). The letter from KPMG LLP shall confirm that they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited balance sheet data of the Company as of_________ ___, ____ and the unaudited income and cash flow information of the Company for the _____ month periods ended ____________ ___, ____ and____, included in the Registration Statements.

     [If other financial statements are incorporated by reference into the Registration Statements, additional conditions relating to consents of independent accountants may be inserted.]

        (e) The Underwriter(s) shall have received on the Closing Date [or the Option Closing Date, as the case may be,] a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date [or the Option Closing Date, as the case may be,] each of them severally represents in such capacity as follows:

               (i) The Registration Statements have become effective under the Act and no stop order suspending the effectiveness of either Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.

               (ii) He does not know of any litigation instituted or threatened against the Company or any of the Subsidiaries of a character required to be disclosed in the Prospectus which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the 2003 Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct in all material respects as of the Closing Date [or the Option Closing Date, as the case may be.]

               (iii) He has carefully examined the Registration Statements and the Prospectus and, in his opinion, as of the effective date of the Registration Statements, the statements contained in the Registration Statements, including any documents incorporated by reference therein, were true and correct in all material respects, and such Registration Statements and Prospectus or any document incorporated by reference therein did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances in which they were made, not misleading and, in his opinion, since the date of the Prospectus, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

        (f) The Company shall have furnished to the Underwriter(s) such further certificates and documents confirming the representations and warranties contained herein and related matters as the Underwriter(s) may reasonably have requested.

        (g) The Securities to be issued and sold on the Closing Date [or the Option Closing Date, as the case may be,] shall have been approved for listing upon official notice of issuance on the [Nasdaq Stock Market] [the _______ Stock Exchange].

 [If Class A Common Stock will be issued and the Underwriter(s) and the Company agree that this provision is necessary, then the following will be inserted as paragraph 6(h).]

        [(h) The Underwriter(s) shall have received from each executive officer, director and stockholder of the Company listed on Schedule II a letter or letters, in form and substance reasonably satisfactory to the Underwriter(s), pursuant to which such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Common Stock of the Company or other capital stock of the Company, or any other securities convertible, exchangeable or exercisable for Class A Common Stock or derivative of Class A Common Stock owned by such person (or as to which such person has the right to direct the disposition of) for a period of 90 days after the date of this Agreement, except with the prior written consent of the Underwriter(s) or except as may be expressly permitted by the terms of such letter or letters.]

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter(s) hereunder may be terminated by the Underwriter(s) by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date [or the Option Closing Date, as the case may be].

In such event, the Company and the Underwriter(s) shall not be under any obligation to each other (except to the extent provided in Sections 5, 8 [and 10] [if several Underwriters will purchase the Securities, then "and 10" will be added] hereof).

        SECTION 7.    CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.

        The obligations of the Company to sell and deliver the portion of the Securities required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date [or the Option Closing Date, as the case may be,] no stop order suspending the effectiveness of the Registration Statements shall have been issued and in effect or proceedings therefor initiated or threatened.

        SECTION 8.    INDEMNIFICATION

        (a) Indemnification of the Underwriter(s). The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls the Underwriter within the meaning of the Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Underwriter(s) or such controlling person may become subject, under the Act, the

Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse the Underwriter and each such controlling person for any and all reasonably expenses (including the reasonable fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by the Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter(s) for use in the Registration Statements, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to the Prospectus, the foregoing indemnity agreement shall not inure to the benefit of the Underwriter(s) from whom the person asserting any loss, claim, damage, liability or expense purchased Securities, or any person controlling the Underwriter(s), if copies of an amendment or supplement to such Prospectus were timely delivered to the Underwriter(s) pursuant to Section 2 and a copy of such amendment or supplement was not sent or given by or on behalf of the Underwriter(s) to such person, at or prior to the written confirmation of the sale of the Securities to such person, and if such amendment or supplement would have cured the defect contained in the Prospectus giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

        (b) Indemnification of the Company, its Directors and Officers. The Underwriter(s) agree to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statements and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, under the Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter(s)), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statements, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statements, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter(s) expressly for use therein; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter(s) have furnished to the Company expressly for use in the Registration Statements or the Prospectus (or any amendment or supplement thereto) are the statements set forth as the [paragraph numbers will be inserted] paragraphs under the caption "Underwriting" in the Prospectus Supplement [if other information has been provided, it will be set forth here]; and the Underwriter(s) confirms that such statements are correct. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter(s) may otherwise have.

        (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) approved by the indemnifying party and representing the indemnified parties who are parties to such action).

        (d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

        SECTION 9.    CONTRIBUTION.

        If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter(s), on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter(s), on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter(s), on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting compensation actually received by the Underwriter(s). The relative fault of the Company, on the one hand, and the Underwriter(s), on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter(s), on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in
Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9, provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

        The Company and the Underwriter(s) agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.

   [If several Underwriters will purchase and distribute the Securities, then the following will be inserted as Section 10 and the subsequent sections will be renumbered. If the Underwriter(s) will be granted an over-allotment option to purchase additional Securities, then the bracketed language in
                   Section 10 below will be inserted:]

        10.    DEFAULT BY UNDERWRITERS.

        If on the Closing Date [or the Option Closing Date, as the case may be,] any Underwriter shall fail to purchase and pay for the portion of the Securities that such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Securities that the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Securities agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Securities with respect to which such default shall occur does not exceed 10% of the [Firm] Securities [or Option Securities, as the case may be,] covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of [Firm] Securities [or Option Securities, as the case may be,] which they are obligated to purchase hereunder, to purchase the Securities that such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of [Firm] Securities [or Option Securities, as the case may be,] with respect to which such default shall occur exceeds 10% of the [Firm] Securities [or Option Securities, as the case may be,] covered hereby, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in
Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 10, the Closing Date [or Option Closing Date, as the case may be,] may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.]

        SECTION 10 [11].     NOTICES.

        All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:


If to the Underwriter(s):

        [Name and address of Representative(s) of the Underwriter(s)]

with a copy to:

        [Name and address of Underwriter(s)'s counsel]

If to the Company:

        Lamar Advertising Company
        5551 Corporate Boulevard
        Baton Rouge, Louisiana, 70808
        Facsimile:  (225) 926-1005
        Attention:  Kevin P. Reilly, Jr., President

with a copy to:

        Palmer & Dodge LLP
        One Beacon Street
        Boston, MA 02108
        Facsimile:  (617) 227-4420
        Attention:  George Ticknor

Any party hereto may change the address for receipt of communications by giving written notice to the others.


        SECTION 11 [12].     TERMINATION.

        This Agreement may be terminated by you by notice to the Company as follows:

        (a) at any time after the date hereof and prior to the Closing if any of the following has occurred: (i) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make the offering or delivery of the Securities impracticable, (ii) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading or the application of "circuit breakers") or minimum prices shall have been established for securities on either such Exchange, (iii) declaration of a banking moratorium by either federal or New York State authorities, (iv) any downgrading in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Exchange Act of 1934, as amended); (v) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs that in your reasonable opinion has a material adverse effect on the securities markets in the United States or elsewhere; or (vi) any litigation or proceeding is pending or threatened against the Underwriter(s) that seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby; or

        (b) as provided in Section 6 [If Section 10 "Default of Underwriters" is included, then the following phrase will be inserted-"and Section 10"] of this Agreement.

This Agreement also may be terminated by you, by notice to the Company as to any obligation of the Underwriter(s) to purchase the Option Securities, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (a) above or as provided in Section 6 [If Section 10 "Default of Underwriters" is included, then the following phrase will be inserted-"and Section 10"] of this Agreement.

        SECTION 12 [13].     SUCCESSORS.

        This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Securities as such from the Underwriter(s) merely by reason of such purchase.

        SECTION 13 [14].     PARTIAL UNENFORCEABILITY.

        The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

        SECTION 14 [15]. GOVERNING LAW PROVISIONS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

        SECTION 15 [16].     GENERAL PROVISIONS.

        This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

        If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                            Very truly yours,

                                            LAMAR ADVERTISING COMPANY



                                            By:__________________________
                                              Name:
                                              Title:

        The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter(s) in _____________, ______________ as of the date first above written.


[Underwriter(s)]


By:___________________________
   Name:
   Title:

                                   SCHEDULE I

                          Subsidiaries of Lamar Advertising Company*

                                                                STATE OR OTHER
                                                               JURISDICTION OF
                                                               INCORPORATION OR
 NAME                                                            ORGANIZATION
 --------------------------------------                        ----------------

 American Signs, Inc.                                             Washington
 Canadian TODS Limited.....................................  Nova Scotia, Canada
 Colorado Logos, Inc.......................................        Colorado
 Delaware Logos, L.L.C.....................................        Delaware
 Florida Logos, Inc........................................        Florida
 Georgia Logos, L.L.C......................................        Georgia
 Hardin Development Corporation............................        Florida
 Interstate Logos, L.L.C...................................       Louisiana
 Kansas Logos, Inc.........................................         Kansas
 Kentucky Logos, LLC.......................................        Kentucky
 Lamar Advan, Inc..........................................      Pennsylvania
 Lamar Advantage GP Company, LLC...........................        Delaware
 Lamar Advantage Holding Company...........................        Delaware
 Lamar Advantage LP Company, LLC...........................        Delaware
 Lamar Advantage Outdoor Company, L.P......................        Delaware
 Lamar Advertising of Colorado Springs, Inc................        Colorado
 Lamar Advertising of Kentucky, Inc........................        Kentucky
 Lamar Advertising of Louisiana, L.L.C.....................       Louisiana
 Lamar Advertising of Michigan, Inc........................        Michigan
 Lamar Advertising of Oklahoma, Inc........................        Oklahoma
 Lamar Advertising of Penn, LLC............................        Delaware
 Lamar Advertising of South Dakota, Inc....................      South Dakota
 Lamar Advertising of Youngstown, Inc......................        Delaware
 Lamar Advertising Southwest, Inc..........................         Nevada
 Lamar Air, L.L.C..........................................       Louisiana
 Lamar Benches, Inc........................................        Oklahoma
 Lamar Central Outdoor, Inc................................        Delaware
 Lamar DOA Tennessee Holdings, Inc.........................        Delaware
 Lamar DOA Tennessee, Inc..................................        Delaware
 Lamar Electrical, Inc.....................................       Louisiana
 Lamar Florida, Inc........................................        Florida
 Lamar I-40 West, Inc......................................        Oklahoma
 Lamar Media Corp.                                                 Delaware
 Lamar OCI North Corporation...............................        Delaware
 Lamar OCI South Corporation...............................      Mississippi
 Lamar Ohio Outdoor Holding Corp...........................          Ohio
 Lamar Oklahoma Holding Company, Inc.......................        Oklahoma
 Lamar Pensacola Transit, Inc..............................        Florida
 Lamar Pinnacle Acquisition Co.............................        Georgia
 Lamar T.T.R., L.L.C.......................................        Arizona
 Lamar Tennessee, L.L.C....................................       Tennessee
 Lamar Texas General Partner, Inc..........................       Louisiana
 Lamar Texas Limited Partnership...........................         Texas
 Lamar Transit Advertising of New Orleans, LLC.............        Delaware
 LC Billboard L.L.C........................................        Delaware
 Maine Logos, L.L.C........................................         Maine
 Michigan Logos, Inc.......................................        Michigan
 Minnesota Logos, Inc......................................       Minnesota
 Mississippi Logos, L.L.C..................................      Mississippi
 Missouri Logos, LLC.......................................        Missouri

                                                                STATE OR OTHER
                                                               JURISDICTION OF
                                                               INCORPORATION OR
 NAME                                                            ORGANIZATION
 --------------------------------------                        ----------------

 Missouri Logos, a Partnership                                     Missouri
 Nebraska Logos, Inc.......................................        Nebraska
 Nevada Logos, Inc.........................................         Nevada
 New Jersey Logos, L.L.C...................................       New Jersey
 New Mexico Logos, Inc.....................................       New Mexico
 Ohio Logos, Inc...........................................          Ohio
 Oklahoma Logos, L.L.C.....................................        Oklahoma
 Outdoor Marketing Systems, Inc............................      Pennsylvania
 Outdoor Marketing Systems, LLC............................      Pennsylvania
 Outdoor Promotions West, LLC..............................        Delaware
 Parsons Development Company...............................        Florida
 Revolution Outdoor Advertising, Inc.......................        Florida
 South Carolina Logos, Inc.................................     South Carolina
 Stokely Ad Agency, L.L.C..................................        Oklahoma
 Tennessee Logos, Inc......................................       Tennessee
 Texas Logos, L.P..........................................         Texas
 The Lamar Company, L.L.C..................................       Louisiana
 TLC Properties II, Inc....................................         Texas
 TLC Properties, Inc.......................................       Louisiana
 TLC Properties, L.L.C.....................................       Louisiana
 Trans West Outdoor Advertising, Inc.......................       California
 Transit America Las Vegas, L.L.C..........................        Delaware
 Triumph Outdoor Holdings, LLC.............................        Delaware
 Triumph Outdoor Rhode Island, LLC.........................        Delaware
 Utah Logos, Inc.                                                    Utah
 Virginia Logos, LLC.......................................        Virginia
 Washington Logos, L.L.C...................................       Washington



* All subsidiaries are 100% owned by Lamar Advertising Company, except for Missouri Logos, a Partnership, in which Lamar Advertising Company holds a 66 2/3% partnership interest.

                                   SCHEDULE II

                                 Lock-Up Letters


                              [List to be Provided]

                                  SCHEDULE III

                                  UNDERWRITERS